EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the financial statements of SIGA Technologies, Inc., which appears in SIGA Technologies, Inc.'s Amendment No. 1 to the Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2003 relating to the financial statements of Plexus Vaccine Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K of SIGA Technologies, Inc., dated May 23, 2003 (filed on July 22, 2003).


                                                 /s/ PRICEWATERHOUSECOOPERS LLP

      New York, New York
      February 17, 2004


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